                         PANHANDLE EASTERN CORPORATION

                 MINUTES OF A MEETING OF THE PRICING COMMITTEE

                               November 29, 1994

     The Pricing Committee (the "Committee") established on October 26, 1994, by Resolutions of the Board of Directors of Panhandle Eastern Corporation (the "Company") convened a meeting at the offices of the Company at 8:45 a.m. on November 29, 1994. The following members of the Committee were present and constituted a quorum of the Committee: Dennis R. Hendrix and J. B. Hipple. Paul M. Anderson was unavailable. Mr. Hipple acted as Secretary of the meeting.

     The purpose of the meeting was for the Committee to take certain actions regarding the issuance of $100 million of unsecured debt securities of the Company which had been authorized on October 26, 1994, and which were registered with the SEC on November 15, 1994, as part of a $200 million shelf registration statement filed on November 4, 1994. Mr. Hipple first summarized his discussions with representatives of the underwriters. Following a discussion thereof, and upon a motion duly made and seconded, the following Resolutions were unanimously approved and adopted:

              RESOLVED, that pursuant to the authority delegated to this Pricing Committee by the Board of Directors of Panhandle Eastern Corporation (the "Company") by Resolutions adopted on October 26, 1994, unsecured debt securities of the Company referred to in such Resolutions shall be issued and designated as the Company's 8 5/8% Notes due December 1, 1999 (the "Notes"); and

              FURTHER RESOLVED, that the Indenture, dated as of November 1, 1994 (the "Indenture"), between the Company and The First National Bank of Boston, as Trustee, be, and it hereby is, authorized and approved, and the execution and delivery thereof by the Vice President, Finance & Accounting and Treasurer is ratified, confirmed and approved; and

              FURTHER RESOLVED, that in addition to the terms provided in the Indenture, the terms of the Notes shall be as follows:

                 (1) The aggregate principal amount of the Notes shall be $100 million;

                 (2) The Stated Maturity of the Principal of the Notes shall be December 1, 1999;

                 (3) The Notes shall bear interest at the rate of 8 5/8% per annum from December 6, 1994, or from the most recent Interest Payment Date to which interest has been paid or duly provided for;

                 (4) The Interest Payment Dates with respect to the Notes shall be December 1 and June 1 in each year, commencing June 1, 1995, and the Regular Record Dates for interest payable on any such Interest Payment Date shall be May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date;

                 (5) Principal of and interest on the Notes shall be payable, and the Notes will be exchangeable and transfers thereof will be registrable, at the Corporate Trust Office of the Trustee, and at any other office or agency maintained by the Company for such purpose; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register;

                 (6) The Notes shall not be subject to redemption prior to maturity and shall not be subject to a sinking fund requirement;

                 (7)      The Notes shall be subject to defeasance under
                 Section 1302 of the Indenture and to covenant defeasance under
                 Section 1303 of the Indenture;

                 (8) The Notes will not be issued in the form of Book-Entry Securities; and

             FURTHER RESOLVED, that the Notes shall be issuable in denominations of $1,000 and integral multiples thereof; and

             FURTHER RESOLVED, that the form of the Notes set forth in Exhibit A to these resolutions be, and hereby is, approved; and

              FURTHER RESOLVED, that Merrill Lynch, Pierce, Fenner & Smith Incorporated and Dillon, Read & Co., Inc., are selected as the representatives of the several underwriters (the "Underwriters") to which the Notes will be sold; that the purchase price to be paid to the Company by the Underwriters shall be 99.259% of the principal amount of the Notes; and that the initial public offering price shall be 99.859% of the principal amount of the Notes; and

              FURTHER RESOLVED, that the proposed Terms Agreement (the "Terms Agreement") and the proposed Underwriting Agreement attached thereto and made a part thereof (the "Underwriting Agreement") between the Company and the Underwriters be, and such agreements hereby are, approved in the form presented to this Pricing Committee.

     There being no further business to come before the meeting, on motion duly made, seconded, and unanimously carried, the meeting was adjourned.


                                                           /s/ J.B. HIPPLE
                                                    ----------------------------
                                                             J. B. Hipple
                                                       Secretary of the Meeting

                                   EXHIBIT A


                                 (Form of Note)

                                 (Form of Face)

                         PANHANDLE EASTERN CORPORATION

                       8 5/8% Notes due December 1, 1999

No.                                              $


         Panhandle Eastern Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________________ or registered assigns, the principal sum of _______________________ Dollars on December 1, 1999 and to pay interest thereon from December 6, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 1 and December 1 in each year, commencing June 1, 1995, at the rate of 8 5/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee, or such other office or agency of the Company as may be designated by it for such purpose in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name by its Chairman of the Board and Chief Executive Officer, President or a Vice President, manually or by a facsimile of his signature, and its corporate seal (or a facsimile thereof) to be hereunto affixed and the same to be attested by its Secretary or an Assistant Secretary, all either manually or in facsimile.


Dated: ____________________

                                              PANHANDLE EASTERN CORPORATION


                                              By________________________________

(Seal)

Attest:

___________________________


         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                              THE FIRST NATIONAL BANK OF BOSTON,
                                                as Trustee


                                              By_______________________________
                                                        Authorized Officer

                               (Form of Reverse)

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1994 (herein called the "Indenture"), between the Company and The First National Bank of Boston, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

         The Securities of this Series are not subject to redemption prior to maturity and shall not be subject to a sinking fund requirement.

         The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Security which are defined in the Indenture shall have the same meanings assigned to them in the Indenture.



PMR:tc